StarSoft, Inc.

                                 BY-LAWS



                  ARTICLE I    MEETINGS OF SHAREHOLDERS

          1.   Shareholders' Meetings shall be held in the office of the

     corporation, at Carson City, NV, or at such other place or places as the

     Directors shall, from time to time, determine.

          2.  The annual meeting of the shareholders of this corporation shall be held on or before 11:00 a.m., on the fourth day of May of each year beginning in 1999, at which time there shall be elected by the shareholders of the corporation a Board of Directors for the ensuing year, and the shareholders shall transact such other business as shall properly come before them.  If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day.  Such meetings may also be conducted by long distance conference telephone call (s).

          3.   A notice signed by any Officer of the corporation or by

     any person designated by the Board of Directors, which sets forth the place of the annual meeting, shall be personally delivered to each of the shareholders of record, or mailed postage prepaid, at the address as appears on the stock book of the corporation, or if no such address appears in the stock book of the corporation, to his last known address, at least ten (10) days prior to the annual meeting.

               Whenever any notice whatever is required to be given under any article of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time of the meeting of the  shareholders, shall be deemed equivalent to proper notice.

          4.   A majority of the shares issued and outstanding, either in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the shareholders.

          5.   If a quorum is not present at the annual meeting, the

     shareholders present, in person or by proxy, may adjourn to such future time as shall be agreed upon by them, and notice of such adjournment shall be mailed, postage prepaid, to each shareholder of record at least ten (10) days before such date to which the meeting was adjourned; but if a quorum is present, they may adjourn from day to day as they see fit, and no notice of such adjournment need be given.

          6.   Special meetings of the shareholders may be called at

     anytime by the President; by all of the Directors provided there are no more than three, or if more than three, by any three Directors;

     or by the holder of a majority share of the capital stock of the corporation.  The Secretary shall send a notice of such called meeting to each shareholder of record at least ten (10) days before such meeting, and such notice shall state the time and place of the meeting, and the object thereof.  No business shall be transacted at a special meeting except as stated in the notice to the

     shareholders, unless by unanimous consent of all shareholders present, either in person or by proxy.

          7.   Each shareholder shall be entitled to one vote for each

     share of stock in his own name on the books of the corporation,

     whether represented in person or by proxy.

          8.   At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.  Such proxy shall be filed with the

     Secretary of the corporation before or at the time of the meeting.

          9.   The following order of business shall be observed at all

     meetings of the shareholders so far as is practicable:

                                   a.   Call the roll;

                                   b.   Reading, correcting, and
                                        approving of
                                        the minutes of the previous
                                        meeting;

                                   c.   Reports of Officers;

                                   d.   Reports of Committees;

                                   e.   Election of Directors;

                                   f.   Unfinished business; and

                                   g.   New business.


          10.  Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.







                          ARTICLE II     STOCK

          1.   Certificates of stock shall be in a form adopted by the

     Board of Directors and shall be signed by the President and

     Secretary of the corporation.

          2.   All certificates shall be consecutively numbered; the name of the person owning the shares represented thereby, with the number of such shares and the date of issue shall be entered on the company's books.

          3.   All certificates of stock transferred by endorsement

     thereon shall be surrendered by cancellation and new certificates issued to the purchaser or assignee.

          4.   Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation.

          5.   The corporation shall be entitled to treat the holder of

     record of any share as the holder in fact thereof, and, accordingly,

     shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.



                        ARTICLE III     DIRECTORS

          1.  A Board of Directors, consisting of at least one (1) person shall be chosen annually by the shareholders at their meeting to manage the affairs of the corporation.  The Directors' term of office shall be one (1) year, and Directors may be re-elected for successive annual terms.

          2.   Vacancies on the Board of Directors by reason of death,

     resignation or other

     causes shall be filled by the remaining Director or Directors choosing a Director or Directors to fill the unexpired term.

          3.   Regular meetings of the Board of Directors shall be held

     at 1:00 p.m., on the fourth day of May of each year beginning in

     1999 at the office of the company at Carson City, NV, or at such other time or place as the Board of Directors shall by resolution appoint; special meetings may be called by the President or any

     Director giving ten (10) days notice to each Director.  Special meetings may also be called by execution of the appropriate waiver of notice and called when executed by a majority of the Directors of the company.  A majority of the Directors shall constitute a quorum.

          4.   The Directors shall have the general management and

     control of the business and affairs of the corporation and shall exercise all the powers that may be exercised or performed by the corporation, under the statutes, the Articles of Incorporation, and the By-Laws.  Such management will be by equal vote of each member of the Board of Directors with each Board member having an equal vote.

          5.   The act of the majority of the Directors present at a

     meeting at which a quorum is present shall be the act of the

     Directors.

          6.   A resolution, in writing, signed by all or a majority of

     the members of the Board of Directors, shall constitute action by the Board of Directors to effect therein expressed, with the same force and effect as though such resolution had been passed at a duly convened meeting;  and it shall be the duty of the Secretary to record every such resolution in the Minute Book of the corporation under its proper date.

          7.   Any or all of the Directors may be removed for cause by

     vote of the shareholders or by action of the Board.  Directors may be removed without cause only by vote of the shareholders.

          8.   A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the corporation.

     Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such Officer, and the acceptance of the resignation shall not be necessary to make it effective.

          9.   A Director of the corporation who is present at a meeting

     of the Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting  before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting.

     Such right to dissent shall not apply to a Director who voted in favor of such action.



                         ARTICLE IV     OFFICERS

          1.   The Officers of this company shall consist of:  a

     President, one or more Vice

     Presidents, Secretary, Treasurer, and such other officers as shall,

     from time to time, be elected or appointed by the Board of

     Directors.

          2.   The PRESIDENT shall preside at all meetings of the

     Directors and the shareholders and shall have general charge and control over the affairs of the corporation subject to the Board of

     Directors.  He shall sign or countersign all certificates, contracts and other instruments of the corporation as authorized by the Board of Directors and shall perform all such other duties as are incident to his office or are required by him by the Board of Directors.

          3.   The EXECUTIVE VICE PRESIDENT shall exercise the functions

     of the President during the absence or disability of the President and shall have such powers and such duties as may be assigned to him, from time to time, by the Board of Directors.

          4.   The SECRETARY shall issue notices for all meetings as

     required by the By-Laws, shall keep a record of the minutes of the proceedings of the meetings of the shareholders and Directors, shall have charge of the corporate books, and shall make such reports and perform such other duties as are incident to his office, or properly required of him by the Board of Directors.  He shall be responsible that the corporation complies with Section 78.105 of the Nevada

     Revised Statutes and supplies to the Nevada Resident Agent or

     Registered Office in Nevada, any and all amendments to the corporation's Articles of Incorporation and any and all amendments or changes to the By-Laws of the corporation.  In compliance with

     Section 78.105, he will also supply to the Nevada Resident Agent or

     Registered Office in Nevada, and maintain, a current statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete Post Office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept.

          5.   The TREASURER shall have the custody of all monies and

     securities of the corporation and shall keep regular books of account.  He shall disburse the funds of the corporation in payment of the just demands against the corporation, or as may be ordered by the Board of Directors, making proper vouchers for such

     disbursements and shall render to the Board of Directors, from time to time, as may be required of him, an account of all his

     transactions as Treasurer and of the financial condition of the corporation.  He shall perform all duties incident to his office or which are properly required of him by the Board of Directors.

          6.   The RESIDENT AGENT shall be in charge of the corporation's registered office in the State of Nevada, upon whom process against the corporation may be served and shall perform all duties required of him by statute.

          7.   The salaries of all Officers shall be fixed by the Board

     of Directors and may be changed, from time to time, by a majority vote of the Board.

          8.   Each of such Officers shall serve for a term of one (1)

     year or until their successors are chosen and qualified.  Officers may be re-elected or appointed for successive annual terms.

          9.   The Board of Directors may appoint such other Officers and

     Agents, as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such  powers and perform such duties as shall be determined, from time to time, by the Board of Directors.

          10.  Any Officer or Agent elected or appointed by the Directors may be removed by the Directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any,

     of the person so removed.

          11.  A vacancy in any office because of death, resignation,

     removal, disqualification or otherwise, may be filled by the

     Directors for the unexpired portion of the term.



         ARTICLE V     INDEMNIFICATION OF OFFICERS AND DIRECTORS

          The corporation shall indemnify any and all of its Directors and Officers, and its former Directors and Officers, or any person who may have served at the corporation's request as a Director or

     Officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been Director(s)

     or Officer(s) of the corporation, or of such other corporation,

     except, in relation to matters as to which any such Director or

     Officer or former Director or Officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.  Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of shareholders or otherwise.



                        ARTICLE VI      DIVIDENDS

          The Directors may, from time to time, declare, and the

     corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.



                    ARTICLE VII     WAIVER OF NOTICE

          Unless otherwise provided by law, whenever any notice is

     required to be given to any shareholder or Director of the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice,

     whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.



                       ARTICLE VIII    AMENDMENTS

          1.   Any of these By-Laws may be amended by a majority vote of

     the shareholders at any annual meeting or at any special meeting called for that purpose.

          2.   The Board of Directors may amend the By-Laws or adopt

     additional By-Laws, but shall not alter or repeal any By-Laws adopted by the shareholders of the company.



                                        CERTIFIED TO BE THE BY-LAWS OF:

                                     StarSoft, Inc.



                                   BY: /s/  Daniel Torok
                                      ------------------
                                      Daniel Torok, Secretary